UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Global ePoint, Inc.

(Name of Registrant as Specified in Its Charter)

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Global ePoint, Inc.

339 S. Cheryl Lane

City of Industry, California 91789

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 28, 2004

To our Stockholders:

The Annual Meeting of Stockholders of Global ePoint, Inc., a Nevada corporation, will be held on Tuesday, December 28, 2004, at 10:00 a.m., local time, at Global ePoint’s corporate headquarters located at 339 South Cheryl Lane, City of Industry, California 91789 to:

1.	Elect eleven (11) directors, each to serve until our 2005 annual meeting of stockholders;

2.	Adopt the Global ePoint, Inc. 2004 Stock Incentive Plan;

3.	Adopt the Global ePoint, Inc. 2004 Employee Stock Purchase Plan;

4.	Ratify the appointment of Haskell & White LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2004; and

5.	Consider any other business that properly comes before the meeting.

Only stockholders of record at the close of business on November 29, 2004 will be entitled to notice of, and to vote at, the meeting and any adjournments of the meeting. It is important that your shares be represented at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided, regardless of whether you plan to attend in person.

Sincerely,

John Pan

Chairman of the Board,

President and Secretary

December 13, 2004

City of Industry, California

PROXY STATEMENT

i

Global ePoint, Inc.

PROXY STATEMENT FOR

2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 28, 2004

The accompanying proxy is solicited on behalf of the Board of Directors of Global ePoint, Inc. in connection with our Annual Meeting of Stockholders to be held on Tuesday, December 28, 2004, at 10:00 a.m., local time, at Global ePoint’s corporate headquarters located at 339 South Cheryl Lane, City of Industry, California 91789 for the purposes set forth in the accompanying Notice of Meeting.

Please mark and sign the enclosed proxy card and return it in the accompanying envelope. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding the materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph, personal conversation or other means of communication. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of our common stock.

Any proxy given to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in the proxy. Any stockholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving a written revocation notice to our Secretary, by filing a revoking instrument or a duly executed proxy bearing a later date with our Secretary or by attending the Annual Meeting and voting in person

We expect that this proxy statement, the proxy and notice of meeting will first be mailed to our stockholders on or about December 13, 2004.

VOTING OF SHARES

Our Board of Directors has fixed the close of business on November 29, 2004 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On November 29, 2004, 10,881,788 shares of our common stock, $.03 par value, were outstanding. Each share outstanding on that date entitles its holder to one vote in person or by proxy on each matter to be voted on at the Annual Meeting.

Quorum

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum.

Vote Required for Approval

A plurality of the shares voting is required to elect directors. This means that if there are more nominees than the eleven positions to be filled, the eleven nominees who receive the most votes will be elected. In counting votes on the election of directors, abstentions, broker non-votes (i.e. shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise authority to vote the shares in its discretion) and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

The approval of the 2004 Stock Incentive Plan and the 2004 Employee Stock Purchase Plan will each require approval of a majority of the outstanding shares, i.e., the affirmative vote of a majority of the votes cast by the holders of common stock present in person or represented by proxy at the 2004 Annual Meeting and entitled to vote, provided that the total votes cast represent more than 50% of the voting power of all shares entitled to vote on each proposal. In tabulating the vote, abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote (except to the extent that they result in a failure to obtain total votes cast on the proposal representing more than 50% in voting power of all shares entitled to vote on the proposal).

The proposal to ratify the appointment of our independent public accountants and any other matter to be voted upon at the meeting will be approved if a majority of the shares present or represented at the meeting and entitled to vote on the proposal are voted in favor of such matter. In counting votes on each such matter, abstentions will be counted as voted against the matter and broker non-votes will be counted as not voted on the matter. Shares that are not voted will be deducted from the total shares of which a majority is required.

Voting of Proxies

Shares of common stock represented by properly executed proxy cards will be voted according to the choices specified. Proxies that are signed by stockholders but that lack any voting instructions will be voted FOR the election of the nominees for director listed in this proxy statement, FOR the proposal to adopt the 2004 Stock Incentive Plan, FOR the proposal to adopt the 2004 Employee Stock Purchase Plan and FOR the proposal to ratify the appointment of the independent registered public accounting firm. If any other business properly comes before the Annual Meeting, shares represented by proxy will be voted according to the best judgment of the proxies named on the proxy card.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our bylaws provide that our Board will consist of between one and eleven members, with the number of directors determined from time to time by our Board. The number of directors is currently set at eleven. Accordingly, eleven directors will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Alternatively, the proxies may, at our Board’s discretion, be voted for only the remaining nominees.

Information About Nominees

Names of the Board of Directors’ nominees and certain biographical information about the nominees are set forth below.

Owen Lee Barnett Age 64 Director since 2002	Owen Lee Barnett has been Chief of Resources of Civil Engineering for the 61st Air Base Group of the U.S. Air Force from 2001 to present. Mr. Barnett has been a member of the Board of Directors of Montgomery Realty Group, Inc., a publicly traded company, from 1996 to present and has been a member of the Audit Committee of that company during the same period. Mr. Barnett has also been the owner, President and Chief Executive Officer of American Tax Service, a privately held accounting, tax and management services company, from 1961 to present. Mr. Barnett has also been a registered representative and securities analyst in the securities industry, a college instructor, as well as the President and Chief Executive Officer of a privately held leasing company and Chairman and CEO of a motorcycle/power equipment retailer. Mr. Barnett is a retired Lieutenant Colonel in the Medical Service Corps of the U.S. Air Force. He has a B.S. Degree in Banking and Finance from the University of Utah.

Richard J. Bartol Age 49 Director since 2004	Richard J. Bartol has been an independent business consultant since 1997, specializing in accounting and income tax. Mr. Bartol is a certified public accountant and was formerly a partner at Moore Stephens Frazer and Torbet, LLP, an independent certified public accounting firm, from 1989 to 1997. Mr. Bartol was a senior accountant at Deloitte & Touche from 1984 to 1989. He received a B.B.A. from California State Polytechnic University, Pomona.

Dr. William W. Dolph Age 56 Director since 2003	Dr. William W. Dolph was the President of IntelliQuest, Inc. from 1999 to 2002, a valuation firm specializing in medical technology and medical devices. From 1997 through 1998, Dr. Dolph worked as a physician at Planned Parenthood in northwest Indiana in the area of reproductive medicine. He received his M.D. from Penn State University, College of Medicine and has a Master’s Degree in Management of Medical Technologies, Massachusetts Institute of Technology.

Daryl F. Gates Age 78 Director since 2004	Daryl F. Gates has been a consultant to Global ePoint since 2003. Mr. Gates served as Chief of the Los Angeles Police Department from 1978 until his retirement in 1992 after 43 years of service with the LAPD. Chief Gates is widely recognized as the creator of the successful anti-drug program D.A.R.E. He also pioneered the concept and implementation of law enforcement’s first SWAT unit and is known as an authority on terrorism and the control of civil disorders and riots. Since his retirement from the police force, Mr. Gates has been a consultant, public speaker, author and entrepreneur. Mr. Gates is a graduate of the University of Southern California.

Jongil Kim Age 38 Director since 2003	Jongil Kim is the founder, Chairman, President, and Chief Executive Officer of Media Excel Inc., which are positions he has held since March 2000. Media Excel is a software development company providing software solutions for high-quality, low power, embeddable design of compression and delivery standards. Prior to that, Mr. Kim worked as a Senior Engineer at Accelerix Corp., which is now known as MOSAID Technologies, from January 1998 to March 2000. At Accelerix he designed ethernet switches and chips, as well as software for DVD, MPEG video decodes and video conference encoders. Mr. Kim received a B.S and M.S. Degree in Electrical Engineering from Yonsei University in Seoul, Korea. In addition, he completed ten advanced (Ph.D.) courses in electrical and computer engineering at the University of Texas at Austin.

Lawrence S. Leong Age 60 Director since 2004	Lawrence S. Leong has served as Vice President – Finance and Chief Financial Officer of AVUS LLC since May of 2003. From June, 2001 to May, 2003, Mr. Leong served as Senior Vice President – Finance at Synnex Information Technologies, Inc. He served as Executive Vice President, Finance and Operations at Bell Microproducts, Inc. from April, 2000 to June, 2001 and as Chief Operating Officer and acting Chief Financial Officer of Supercom Inc. from December, 1998 to April, 2000. Mr. Leong was Senior Vice President and Chief Financial Officer of ASI Corp. from 1995 to 1998. He received a B.B.A. from the University of Washington and a M.B.A. from Portland State University.

Toresa Lou Age 44 Director since 2003	Toresa Lou was elected as Chief Executive Officer of Global ePoint after the company’s acquisition of McDigit in August 2003. Ms. Lou was a founder of McDigit and has been the President and Chief Executive Officer and a Director of McDigit since its incorporation in November 2002. As the President and Chief Executive Officer of McDigit, Ms. Lou has been actively involved in the management and business development of the company. Ms. Lou was the Chief Executive Officer of Avatar Technology, Inc., a privately-held computer manufacturing company and wholesaler with extensive ties in the Far East, prior to joining Global ePoint, and she remains a consultant to that company. She has held this position since April 1999. From September 1992 through the present, she has served as Vice President of Sales and Marketing at Prophecy Technology LLC, a privately-held international wholesaler and distributor of computer components. Ms. Lou received a M.S. in Accounting from Louisiana State University in 1986.

John Pan Age 55 Director since 2003	John Pan was elected as President, Chief Financial Officer, Chairman, and Secretary of Global ePoint after our acquisition of McDigit in August 2003. Mr. Pan was a founder of McDigit and has been its Secretary and Chief Financial Officer and Director since its incorporation in November 2002. Mr. Pan is also the founder, President, Chief Financial Officer, and Director of Best Logic LLC, a wholly owned subsidiary of McDigit. He has held these positions since November 2000. Prior to joining Global ePoint, Mr. Pan was the founder, Chief Financial Officer, President, and director of Avatar Technology, Inc., and he remains a consultant to that company. Mr. Pan is a founder, President and Chief Financial Officer of Prophecy Technology LLC, positions he has held since September 1992. Mr. Pan received his M.B.A. from Pepperdine University in 1986.

Darrell L. Richardson Age 54 Director since 2002	Mr. Richardson has been the Chairman, President and Chief Executive Officer of Timeshare Bid, Inc., an internet commerce company focused on the development, marketing, and sales of internet based technology platforms for the time-share and residential real estate escrow services industries, since its formation in April 1999. Mr. Richardson was also Designated Manager of Cunningham Group Development Services, LLC, a private real estate development company, from 1999 to 2001 and remains as its largest interest holder. Mr. Richardson served as President and Chief Executive Officer of Residency Resorts International, Inc., a timeshare development company, from 1998 to 1999 and he was a financial consultant for Merrill Lynch from 1996 to 1998. Prior to his ten years in real estate, financial and management consulting services, Mr. Richardson spent 20 years in the telecommunications industry. Mr. Richardson also has managed Richardson Development Group, LLC, a private family holding and investment company, from 1995 to present; Flagstaff Private Residency Club, LLC from 2000 to present; and R4 Hospitality Group, LLC from 2002 to present. Mr. Richardson received his A.A. Degree from Rochester Community College in 1977 and completed several courses in Business Administration and Management at the University of Minnesota, including a condensed executive management program through the University of Minnesota’s Graduate School of Management.

James D. Smith Age 68 Director since 2004	Judge Smith retired in 2002 as a judge for the Los Angeles County Superior Court, a position he held since his appointment by Governor Deukmejian in 1987. From 1982 to 1987, Judge Smith served a municipal court judge in the Glendale Judicial District. He was an attorney in private practice from 1971 to 1982 and also served as a member of the Los Angeles Police Department for more than 24 years. He served in the U.S. military in Korea from 1955 to 1957. Judge Smith earned his J.D. from Southwestern University School of Law.

John Yuan Age 49 Director since 2003	John Yuan has been working on the business planning, fund raising and technology development for a start up software company since August 2002. From June 1999 to July 2002, Mr. Yuan was a senior design manager and chief architect at Cirrus Logic in Austin, Texas, managing technical aspects of four different product lines and providing technical advice on corporate acquisitions, licensing and strategic alliances. From June 1993 to June 1999, Mr. Yuan was a design manager and principal architect at Motorola Inc., where he led the development of multi-standard video codes and PowerPC processors and assisted in business development and product promotion. Mr. Yuan has 19 years of experience in managing, promoting, and developing semiconductor products. Mr. Yuan received his Masters of Science in Electrical Engineering and Physics from Texas Tech University.

Additional Information About our Board and its Committees

We continue to monitor the rules and regulations of the Securities and Exchange Commission and Nasdaq to ensure that a majority of our Board remains composed of “independent” directors. All of our directors except Toresa Lou, Daryl F. Gates and John Pan are “independent” directors under the recently adopted Nasdaq rules.

Our Board held five meetings during fiscal 2003 and each of the directors attended, either in person or by telephonic conference, 75% or more of the total meetings of our Board and all such committees on which such directors served during fiscal 2003. The Board of Directors has formed an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. In November of 2004, our Board of Directors discontinued the former Related Party Transaction Review Committee and assigned the duties of that committee to the Audit Committee. All of the Board’s Committees operate under a written charter. Our Board of Directors does not have a policy regarding Board members’ attendance at the Annual Meeting of Stockholders.

Audit Committee

The Audit Committee provides assistance to our Board in satisfying its fiduciary responsibilities relating to the company’s financial statements, financial reporting process, systems of internal accounting and financial controls and the annual independent audit of the company’s financial statements. The Audit Committee is responsible for appointing or replacing the independent registered public accounting firm, and approves all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The Audit Committee also reviews and approves all related-party transactions, as defined by applicable Nasdaq rules, to which the company is a party. The current members of the Audit Committee are Owen Lee Barnett, Richard J. Bartol and Lawrence S. Leong, each of whom is an “independent” director under the recently adopted Nasdaq rules. In addition, our Board has determined that Owen Lee Barnett and Lawrence S. Leong are each “audit committee financial experts” as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee met three times during fiscal 2003. On November 2, 2004, our Board of Directors adopted a new Audit Committee Charter, a copy of which is included in this Proxy Statement as APPENDIX A.

Compensation Committee

The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to our Board concerning executive officer compensation. The Compensation Committee currently consists William W. Dolph, Jongil Kim and James D. Smith, each of whom is an “independent” director under the recently adopted Nasdaq rules. The Compensation Committee met two times during fiscal 2003.

Governance and Nominating Committee

The Governance Committee and Nominating Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board of Directors candidates for election to the Board of Directors. This committee was formed on November 2, 2004 and has held one meeting since its formation. Each member of this committee is an independent director under applicable Nasdaq listing standards.

The Governance and Nominating Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Governance and Nominating Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

The Board will consider recommendations of nominees from stockholders that are submitted in accordance with the procedures for nominations set forth under the section entitled “Proposals for the Next Annual Meeting” in this Proxy Statement. In addition, such recommendations should be accompanied by the candidate’s name, biographical data and qualifications and a written statement from the individual evidencing his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. Other than as stated herein, we do not have a formal policy with respect to consideration of director candidates recommended by stockholders, as the Board believes that each candidate, regardless of the source of the recommendation, should be evaluated in light of all relevant facts and circumstances.

Nominees for director are selected on the basis of, among other things, independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of the company’s business environment, ability to devote adequate time and effort to Board responsibilities and commitments to other public company boards. Other criteria for director candidates considered by the Governance and Nominating Committee and by the full Board include age, diversity, whether the candidate has any conflicts of interest, whether the candidate has the requisite independence and skills for Board and committee service under applicable SEC and Nasdaq rules, what the candidate’s skills and experience add to the overall competencies of the Board, and whether the candidate has any special background relevant to Global ePoint’s business.

Director Compensation

Non-Employee Director Compensation. In 2003, non-employee directors received no cash compensation for services provided in that capacity, but were reimbursed for out-of-pocket expenses in connection with attendance at meetings of the Board of Directors and its committees. In July 2004, the Board of Directors adopted a policy for compensating non-employee directors which will become effective on January 1, 2005. Under the new policy, non-employee directors will be entitled to receive (i) a cash fee of $1,500 for each in-person meeting of the Board of Directors and $500 for each telephonic meeting of the Board, (ii) options to purchase 20,000 shares of common stock, which will become fully vested upon the directors’ re-election at the next annual meeting of stockholders. In addition, members of Board committees will receive an option to purchase 5,000 shares of common stock for each committee assignment.

Employee Director Compensation. Directors who are employees of Global ePoint receive no fees for services provided in that capacity, but are reimbursed for out-of-pocket expenses in connection with attendance at meetings of the Board of Directors and its committees.

Audit Committee Report

The Audit Committee reviewed and discussed Global’s audited financial statements for the year ended December 31, 2003 with our management. The Audit Committee discussed with Haskell & White LLP, Global’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Audit Committee also received the written disclosures and the letter from Haskell & White LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of Haskell & White LLP with them.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors that Global’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

THE AUDIT COMMITTEE *

        Owen Lee Barnett

        Darrell L. Richardson

*	As of November 2, 2004 the Audit Committee consists of Owen Lee Barnett, Richard J. Bartol and Lawrence S. Leong.

INDEPENDENT AUDIT FIRM FEES

The following table sets forth the aggregate fees billed to us for services rendered to us for the years ended December 31, 2003 and 2002 by our independent registered public accounting firm, Haskell & White LLP and Moore Stephens Wurth Frazer and Torbet, LLP:

	2003		2002
Audit Fees	$83,850	(a)	$25,320	(b)
Audit-Related Fees	$70,526	(c)	—
Tax Fees	—		—
All Other Fees	$4,294	(d)	—

(a)	Includes Haskell & White LLP fees for the audit of our consolidated financial statements for the year ended December 31, 2003 and assistance with the reporting requirements thereof, the review of our condensed consolidated financial statements included in our quarterly report on Form 10-QSB for the period ended September 30, 2003, and accounting and auditing assistance relative to acquisition accounting and reporting.

(b)	Includes Moore Stephens Wurth Frazer and Torbet, LLP audit fees for Best Logic LLC and McDigit, Inc. as the predecessor accounting entities prior to the merger with Global ePoint, Inc.

(c)	Includes Moore Stephens Wurth Frazer and Torbet, LLP fees to assist with accounting, consolidation and reporting matters, assistance with filings with the Securities and Exchange Commission on Forms 8-K, 13-D and proxy statements, and procedures necessary to reissue their report on the 2002 consolidated financial statements for inclusion in our 2003 Annual Report on Form 10-KSB.

(d)	During the year ended December 31, 2003, we incurred fees totaling $4,294 related to a special audit performed by Moore Stephens Wurth Frazer and Torbet, LLP to investigate allegations made by Daniel Pearlson and Sean Fischer. The Audit Committee, composed of independent directors, had investigated every specific allegation which was brought to the attention of the officers and directors of the company by Messrs. Pearlson and Fischer. The Audit Committee solicited the advice of legal counsel and independent accountants in connection with its investigations. Following its investigations, the Audit Committee concluded that there was no basis for the allegations that were made by Messrs. Pearlson and Fischer.

Audit Committee Pre-Approval Policies

The Audit Committee approves all audit fees, audit-related fees, tax fees and special engagement fees. The Audit Committee approved 100% of such fees for each of the years ended December 31, 2003 and 2002.

PROPOSAL TWO — ADOPTION OF 2004 STOCK INCENTIVE PLAN

Introduction

On July 24, 2004, our Board of Directors adopted the Global ePoint, Inc. 2004 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan is intended to advance the interests of the company and our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives. The Incentive Plan allows us to award eligible recipients incentive awards, consisting of:

•	options to purchase shares of our common stock, which may be “incentive options” that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code;

•	“non-statutory options” that do not qualify as incentive options;

•	“restricted stock awards” which are shares of common stock that are subject to certain forfeiture and transferability restrictions;

•	other equity-based performance awards.

The major features of the Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached to this proxy statement as APPENDIX C.

General

All of our employees and any subsidiary employees (including officers and directors who are also employees), as well as all of our non-employee directors and other consultants and advisor who provide bona fide services to us will be eligible to receive incentive awards under the Incentive Plan. As of November 29, 2004, there were approximately twenty persons eligible to receive awards under the Incentive Plan.

We have reserved a maximum of 2,000,000 shares of common stock for issuance under the Incentive Plan. Shares that are issued under the Incentive Plan or that are subject to outstanding incentive awards reduce the number of shares remaining available under the Incentive Plan. Any shares subject to an incentive award that lapses, expires, is forfeited, terminates unexercised or unvested, or is settled or paid in cash or other consideration will automatically again become available for issuance under the Incentive Plan.

If the exercise price of any option or any associated tax withholding obligations are paid by a participant’s tender or attestation as to ownership of shares (as described below), or if tax withholding obligations are satisfied by the company withholding shares otherwise issuable upon exercise of an option, only the net number of shares issued will reduce the number of shares remaining available under the Incentive Plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the company, appropriate adjustment will be made to:

•	the number and kind of securities available for issuance under the Incentive Plan;

•	the limits on the numbers of shares that may be granted to a participant within any fiscal year or that may be granted as restricted stock awards under the Incentive Plan; and

•	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Administration

The Incentive Plan will be administered by the Board or by a committee of the Board consisting of at least two “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. It is expected that our Compensation Committee will administer the Incentive Plan. We refer to the Board of Directors or the committee administering the Incentive Plan as the “committee.”

The committee has the authority to determine all necessary or desirable provisions of incentive awards, including, the eligible recipients who will be granted one or more incentive awards under the Incentive Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and payment or vesting restrictions and other conditions. The committee has the authority to pay the economic value of any incentive award in the form of cash, common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the Incentive Plan and any affected participant has consented to the amendment or modification.

Except in connection with certain specified changes in our corporate structure or shares, the committee may not, without prior approval of our stockholders, seek to effect any re-pricing of any previously granted, “underwater” option by:

•	amending or modifying the terms of the underwater option to lower the exercise price;

•	canceling the underwater option and granting replacement options having a lower exercise price or restricted stock awards in exchange; or

•	repurchasing the underwater option and granting new incentive awards under the Incentive Plan.

An option is deemed to be “underwater” at any time when the fair market value of our common stock (discussed below) is less than the option exercise price.

Unless terminated earlier, the Incentive Plan will terminate at midnight on July 24, 2014. Incentive awards outstanding at the time the Incentive Plan is terminated may continue to be exercised, or become free of restriction, according to their terms. The Board may suspend or terminate the Incentive Plan or any portion of the plan at any time, and may amend the Incentive Plan from time to time to conform incentive awards to any change in applicable laws or regulations or in any other respect that the Board may deem to be in our best interests. However, no amendments to the Incentive Plan will be effective without stockholder approval if it is required under Section 422 of the Internal Revenue Code or the rules of the Nasdaq Stock Market, or if the amendment seeks to modify the prohibitions on underwater option re-pricing discussed above.

Termination, suspension or amendment of the Incentive Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control,” discussed below.

In general, no right or interest in any incentive award may be assigned or transferred by a participant, except by will or the laws of descent and distribution, or subjected to any lien or encumbrance. However, the committee may permit a participant to transfer of all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the incentive award applicable to the participant.

Options

The exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the option grant date (or 110% if the participant beneficially owns more than 10% of our outstanding stock). Under the Incentive Plan, “fair market value” means the average of the reported high and low sale prices of a share of our common stock during the regular daily trading session on the Nasdaq SmallCap Market. As of December 8, 2004, the fair market value of a share of common stock on the Nasdaq SmallCap Market was $5.44.

In general, the Incentive Plan requires a participant to pay an option’s exercise price in cash. The committee may, however, allow exercise payments to be made, in whole or in part, by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the company), by tender or attestation as to ownership of shares of common stock that have been held for the period of time necessary to avoid a charge to the company’s earnings for financial reporting purposes and that are otherwise acceptable to the committee, or by a combination of such methods. Any shares of common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.

The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year (and under all “incentive stock option” plans of the company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory options.

Options may be exercised in whole or in installments, as determined by the committee, and the committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by the company or a subsidiary for a certain period. An option may not remain exercisable after 10 years from its date of grant (or five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

Restricted Stock Awards

A restricted stock award is an award of common stock vesting at such times and in such installments as may be determined by the committee and, until it vests, that is subject to restrictions on transferability and the possibility of forfeiture. Restricted stock awards may be subject to any restrictions or vesting conditions that the committee deems appropriate, including that the participant remain continuously employed by the company or a subsidiary for a certain period.

Unless the committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

Performance Stock Awards

A performance stock award is an award of common stock that may be subject to the future achievement of specified performance criteria determined by the committee or be free of any performance or vesting conditions. The committee may select one criterion or multiple criteria for measuring performance, which may be based on company or business unit performance or the individual performance of the participant or any other measure.

Change in Control of the Company

In the event a “change in control” of the company occurs, then, if approved by the committee (either at the time of the grant of the incentive award or at any time thereafter):

•	all options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms,

•	all outstanding restricted stock awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable, and

•	any conditions to the issuance of shares pursuant to performance stock awards that have been outstanding for at least six months will lapse.

The committee may also determine that some or all participants holding outstanding options will receive a cash payment equal to the excess of the fair market value of the option shares immediately prior to the effective date of the change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated).

For purposes of the Incentive Plan a “Change in Control” of the company generally occurs if:

•	all or substantially all of our assets are sold, leased, exchanged or transferred to any successor;

•	our stockholders approve any plan or proposal to liquidate or dissolve the company;

•	any successor, other than a bona fide underwriter in a securities offering, becomes the beneficial owner of

•	20% or more, but not 50% or more, of our outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction has been approved in advance by “continuity directors,” who are members of our Board at the time of the Annual Meeting or whose nomination for election meets certain approval requirements related to continuity with our current Board; or

•	more than 50% of our outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

•	we are a party to a merger or consolidation that results in our stockholders beneficially owning securities representing:

•	50% or more, but not more than 80%, of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporate, unless such merger or consolidation has been approved in advance by the continuity directors, or

•	less than 50% of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation (regardless of any approval by the continuity directors); or

•	the continuity directors cease to constitute at least a majority of our Board.

Effect of Termination of Employment of Other Service

If a participant ceases to be employed by (or provide services to) the company and all subsidiaries, all of the participant’s incentive awards will terminate as set forth below (unless modified by the committee in its discretion as described below).

Upon termination due to death or disability, all outstanding options will become immediately exercisable in full and will remain exercisable for a period of six months (but in no event after the expiration date of the option), all restricted stock awards will become fully vested and any conditions with respect to the issuance of shares pursuant to performance stock awards will lapse.

Upon termination for any reason other than death or disability (including retirement), all outstanding options will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such option), all unvested restricted stock awards will be terminated and all unvested outstanding performance stock awards will by terminated. However, if a participant’s termination is due to “cause” (as defined in the Incentive Plan) all rights of the participant under the Incentive Plan and any award agreements will immediately terminate without notice of any kind.

In connection with a participant’s termination, the committee may cause the participant’s options to become or continue to become exercisable and restricted stock awards and performance stock awards to vest and/or continue to vest or become free of restrictions.

Federal Income Tax Consequences

The following description of federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.

Incentive Options

There will not be any federal income tax consequences to either the participant or the company as a result of the grant of an incentive option under the Incentive Plan.

A participant’s exercise of an incentive option also will not result in any federal income tax consequences to the company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant’s alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (as discussed below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered or attested to in payment of an option exercise price.

If a participant disposes of the shares acquired upon exercise of the incentive option, the federal income tax consequences will depend upon how long the participant held the shares. If the participant held the shares for at least two years after the date of grant and at least one year after the date of exercise (the “holding period requirements”), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. The company is not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements (a “disqualifying disposition”), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Options

Neither the participant nor the company incurs any federal income tax consequences as a result of the grant of a non-statutory option. Upon exercise of a non-statutory option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory option, any gain or loss will be a capital gain or loss. The capital gain or loss will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the company will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory option for any amounts includable in the taxable income of the participant as ordinary income, provided the company complies with any applicable withholding requirements.

Restricted Stock Awards

With respect to shares issued pursuant to a restricted stock award that are subject to a substantial risk of forfeiture, a participant may file an election under Section 83(b) of the Internal Revenue Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). If a Section 83(b) election is made, the participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the restricted stock award.

A participant who does not make a Section 83(b) election within 30 days of the transfer of a restricted stock award that is subject to a substantial risk of forfeiture will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The company will receive a corresponding tax deduction, provided that proper withholding is made and the award is not otherwise subject to the limitations of Section 162(m). At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a restricted stock award as to which the restrictions have lapsed, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

Excise Tax on Parachute Payments

The Internal Revenue Code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the code, and denies tax deductibility to the company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of the company may constitute parachute payments, and in certain cases, “excess parachute payments.”

New Plan Benefits

As of the date of this Proxy Statement, the committee has approved options to purchase 1,100,000 shares under the Incentive Plan, consisting of options to purchase 500,000 shares to each of John Pan, our Chairman of the Board, Chief Financial Officer and President, and Toresa Lou, our Chief Executive Officer and a director, and options to purchase 50,000 shares to each of Owen Barnett and Darrell Richardson, each of whom is a director. Except for these option grants, the grant of additional awards under the Incentive Plan is discretionary and neither the number of shares subject to awards nor the types of awards under the Incentive Plan to any particular eligible recipient(s) or group(s) of eligible recipients is presently determinable.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE INCENTIVE PLAN.

PROPOSAL THREE — ADOPTION OF 2004 EMPLOYEE STOCK PURCHASE PLAN

Our stockholders are being asked to approve the action of the Board of Directors in adopting Global ePoint’s 2004 Employee Stock Purchase Plan, which we refer to as the “Purchase Plan.” The purpose of the Purchase Plan is to provide employees of Global ePoint with an opportunity to purchase our common stock on favorable terms through accumulated payroll deductions, and to thereby encourage employees to voluntarily share in the ownership of Global ePoint common stock.

A general description of the principal terms of the Purchase Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Purchase Plan, a copy of which is attached to this Proxy Statement as APPENDIX D.

Shares Available for Issuance under the Purchase Plan

If adopted, an aggregate of 250,000 shares of our common stock will be reserved for issuance and available for purchase under the Purchase Plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of Global ePoint.

Administration

The Purchase Plan will be administered by the compensation committee of our Board of Directors. The compensation committee will have discretionary authority to administer and interpret the Purchase Plan.

Eligible Participants

All employees of Global ePoint and participating subsidiaries whose customary employment is for more than five (5) months in any calendar year and more than 20 hours per week are eligible to participate in the Purchase Plan if the employee has been continuously employed for at least six months prior to the first day of the offering period in which the employee elects to participate.

Employees will voluntarily enroll under the Purchase Plan by completing a payroll deduction form. Persons beneficially owning 5% or more of our common stock are not eligible to participate in the Purchase Plan.

Plan Operation

Under the Purchase Plan, we will conduct a series of offerings of our common stock. Each offering will continue for a three-month period corresponding with the calendar quarter. The offering periods will continue under the Purchase Plan until either the Purchase Plan is terminated or the common stock remaining available under the Purchase Plan is insufficient to make an offer to all eligible employees.

At the end of each offering period, the entire amount of accumulated payroll deductions in a participating employee’s account will automatically be used to purchase, at the applicable option price, shares of our common stock. The option price for any given offering period will be 85% of the fair market value of a single share of our common stock on either the first day of the offering period or the last day of the offering period, whichever value is lower. The option price determines the total number of shares of common stock purchased with the entire amount of your accumulated payroll deductions for the offering period. The number of shares that may be purchased by any single employee is limited to a number of shares having a maximum fair market value of $25,000 in each calendar year.

Payroll deductions may range from 1% to 10% (in whole percentages) of a participating employee’s total compensation for a payroll period. In determining “total compensation” we include all gross cash compensation such as wages, salary, incentives, bonuses, commissions and overtime earnings paid to the employee by us or a participating subsidiary before any contributions the employee has made to any deferred compensation, cafeteria, capital accumulation or any similar plan.

Nontransferability of Options

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will, the laws of descent and distribution or by designation to a beneficiary as provided in the Purchase Plan by the participant.

Adjustments

In the event any change, such as a stock split or dividend, is made in our capitalization which results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by Global ePoint, an appropriate adjustment shall be made in the number of shares under the Purchase Plan and the price per share covered by each outstanding option.

Amendment and Termination of Purchase Plan

Our Board may suspend or terminate the Purchase Plan at any time, and may amend the Purchase Plan from time to time in such respects as the Board may deem advisable in order that options under the Purchase Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in our best interests; provided, however, that no amendments to the Purchase Plan will be effective without approval of our stockholders if stockholder approval of the amendment is then required pursuant to Section 423 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body.

Certain Federal Income Tax Information

The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Purchase Plan, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Generally, no federal income tax consequences will arise at the time an employee purchases common stock under the Purchase Plan. If an employee disposes of common stock purchased under the Purchase Plan less than one year after the common stock is transferred to him or her and within two years of the grant date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in the amount of the difference between the fair market value of the common stock at the time of transfer to the employee and the amount paid by the employee for the common stock. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the employee.

If an employee does not dispose of the common stock purchased under the Purchase Plan until at least one year after the common stock is transferred to him or her and at least two years after the grant date, the employee will be deemed to have received compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of (a) the excess of the fair market value of the common stock on the date of disposition over the purchase price paid by the employee, or (b) the excess of the fair market value of the common stock on the grant date over the purchase price paid by the employee. The amount of such ordinary income recognized by the employee will be added to the employee’s basis in the common stock for purposes of determining capital gain or loss upon the disposition of the common stock by the employee. If an employee dies before disposing of the common stock purchased under the Purchase Plan, he or she will be deemed to have received compensation taxable as ordinary income in the taxable year closing with the employee’s death in an amount equal to the lesser of clauses (a) or (b) as set forth in the first sentence of this paragraph. The employee will not realize any capital gain or loss at death.

We generally will not be entitled to a deduction with respect to the common stock purchased by an employee under the Purchase Plan, unless the employee disposes of the common stock less than one year after the common stock is transferred to the employee or less than two years after the grant date.

The foregoing summary of the federal income tax consequences of Purchase Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.

New Plan Benefits

Participation in the Purchase Plan is solely at the discretion of the eligible participants, and we cannot determine at this time the number of shares that will be acquired in the future to any particular employee or group.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of its Audit Committee, has appointed Haskell & White LLP as independent registered public accounting firm of the company for the fiscal year ending December 31, 2004. Haskell & White also served as the company’s independent registered public accounting firm for the 2003 fiscal year.

It is expected that representatives of Haskell & White LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock by (a) each stockholder who is known by us to own beneficially more than 5% of the outstanding common stock, (b) each director and each nominee, (c) each executive officer and (d) all our executive officers and directors as a group. This ownership information is as of November 29, 2004, unless otherwise indicated in the footnotes.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Information regarding ownership of our common stock by our security holders is based, in part, upon our review of Forms 3, 4 and 5, and Schedules 13D and 13G filed with the Securities and Exchange Commission by such persons. Unless otherwise noted, and subject to applicable community property laws, each of the stockholders listed in the table possesses sole voting and investment power with respect to the shares indicated and each person’s address is the address of our corporate offices. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of November 29, 2004, there were 10,881,788 shares of common stock outstanding.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Amount	Percent of Class
Mercator Advisory Group LLC and affiliated entities (1)	2,163,333	9.99%
John Pan	5,883,472	51.69%
Toresa Lou (2)	1,777,430	14.08%
Owen Lee Barnett (3)	110,000	1.00%
Darrell L. Richardson (3)	90,000	*
Daryl F. Gates (3)	75,000	*
John Yuan (3)	40,000	*
Jongil Kim (3)	40,000	*
William W. Dolph, MD (3)	45,000	*
Richard J. Bartol	-0-	*
Lawrence S. Leong	-0-	*
James D. Smith	-0-	*
All directors and executive officers as a group (11 persons)	10,224,235	65.18%

*	Less than 1%.

(1)

Mercator Advisory Group, LLC and its affiliates hold warrants to purchase common stock and shares of preferred stock convertible into common stock. The holders are not entitled to vote at any meeting of stockholders unless the holder has converted preferred stock or exercised common stock warrants as of the record date. The holders are not allowed to convert preferred stock or exercise warrants to purchase common stock to the extent that the conversion would result in the holder (and its affiliates) owning more than 9.99% of the outstanding common stock. Includes beneficial ownership of the following shares (subject to the 9.99% limitation): (i) 430,833 shares of common stock (based on the minimum conversion price of $3.00) underlying 12,925 shares of Series A Convertible Preferred Stock and 62,040 shares of common stock underlying warrants to purchase common stock owned of record and beneficially by Mercator Momentum Fund, LP; (ii) 495,000 shares of common stock (based on the minimum conversion price of $3.00) underlying 14,850 shares of Series A Convertible Preferred Stock and 71,280 shares of common stock underlying warrants to purchase common stock owned of record and beneficially by Mercator Momentum Fund III, LP; (iii) 907,500 shares of common stock (based on the minimum conversion price of $3.00) underlying 27,225 shares of Series A Convertible Preferred Stock and 130,680 shares of common stock underlying warrants to purchase common stock owned of record and beneficially by Monarch Pointe Fund, Ltd. and (iv) 66,000 shares of common stock underlying warrants to purchase common stock owned of record and beneficially by Mercator Advisory Group, LLC. David Firestone is the Managing Member of Mercator Advisory Group, LLC, which is the General Partner of Mercator Momentum Fund III, LP, and Mercator Momentum Fund LP. Mr. Firestone is the President of Monarch Pointe Fund, Ltd. The business addresses of Mercator Advisory Group, LLC, Mercator Momentum Fund III, LP, Mercator Momentum Fund LP and Monarch Pointe Fund, Ltd. are located at 555 South Flower Street, Suite 4500, Los Angeles, California 90071.

(2)	Represents options to purchase shares of common stock issued to Auspex LLC, an entity controlled by Toresa Lou, issued in connection with our acquisition of McDigit in August 2003, pursuant to the Reorganization and Stock Purchase Agreement dated March 31, 2003 (the “Reorganization Agreement”). Under the Reorganization Agreement, McDigit was entitled to receive 1,511,015 options to purchase our common stock as part of the acquisition by Global ePoint. In August 2003, Global ePoint and McDigit executed the “Stock Distribution Agreement” pursuant to which the parties agreed that these options would be granted to Auspex LLC. Pursuant to the Reorganization Agreement, the option was issued pari passu to, and in a number equal to, the outstanding options and warrants of Global ePoint at time of closing of the acquisition. The option may only be exercised in the same number as the number exercised from the existing options and warrants held at the time of closing. Between the closing date of the acquisition and November 29, 2004, 36,334 of these options were exercised and 249,915 options that were outstanding upon the closing date of the acquisition have expired, and therefore, a total of 1,224,766 shares underlying Auspex LLC’s options under the Stock Distribution Agreement remain available for potential vesting and exercise. For purposes of this table, we have assumed that all of Auspex LLC’s other options are currently exercisable.

(3)	Includes shares of common stock the holder has or will have the right to acquire within 60 days through the exercise of stock options.

EQUITY COMPENSATION PLAN INFORMATION

In 2003, we maintained three equity compensation plans under which our equity securities were authorized for issuance to our employees, directors or consultants: the 1993 Stock Option Plan, the 1994 Stock Option Plan and the 1994 Stock Option Plan for Directors. All three of these plans were approved by our stockholders.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,085,334	2.65	64,331

Equity compensation plans not approved by security holders (2)	400,434	2.94	—

Total	1,485,768	2.73	64,331

(1)	As of March 2003, the 1993 Stock Option Plan expired and no further grants will be made under this plan. As of April 2004, the 1994 Stock Option Plan and the 1994 Stock Option Plan for Directors expired and no further grants will be made under these plans.

(2)	The equity compensation plans not approved by the security holders consist of options offered to directors and employees subject to the adoption and stockholder approval of a new stock option plan, and warrants issued to various parties providing goods and/or services to Global ePoint. No additional warrants will be issued under these existing contracts.

REPORT ON EXECUTIVE COMPENSATION

Our executive compensation policies are generally recommended and administered by the Compensation Committee of the Board of Directors. As of November 2, 2004, the Compensation Committee is composed of William W. Dolph, Jongil Kim and James D. Smith, each of whom is an “independent” director under applicable SEC and Nasdaq rules. Following our August 2003 reorganization through November 2, 2004, our Compensation Committee was composed of Darrell L. Richardson and Owen Lee Barnett, each of whom is an “independent” director under applicable SEC and Nasdaq rules.

The principal objective of our compensation policy is to increase stockholder value by providing an incentive to officers and employees to maximize our performance. Generally, we have set the salaries of our executive officers at industry averages and provided for variable compensation through stock options. The form of compensation provided to members of our management varies based on their position and their ability to influence performance.

The Compensation Committee has discretion to set executive compensation at levels warranted by external, internal and individual circumstances. The Committee has solicited and reviewed compensation surveys for officer positions in companies of comparable to Global ePoint in size, industry, geographic location and other factors. Although such data provides a base for comparison, it is not necessarily used as the basis for the compensation actually awarded.

Executive Officer Compensation Program. Our executive officer compensation program includes several elements: base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and retirement savings plans generally available to employees.

Base Salary. Toresa Lou, our Chief Executive Officer, and John Pan, our President and Chief Financial Officer were each paid an annual salary of $52,500 in 2003. In 2004, the Board of Directors approved salary increases for Ms. Lou and Mr. Pan to levels that the Board believes are more consistent with base salary levels for executives with similar experience for similarly situated companies. Effective January 1, 2004, Ms. Lou’s base salary was increased to $295,000 and Mr. Pan’s salary was increased to $245,000.

Annual Bonuses. Toresa Lou and John Pan are currently eligible for annual bonuses of up to $177,000 and $147,000, respectively, subject to the satisfaction of certain performance conditions to be determined by the compensation committee.

Stock Incentive Compensation. We provide long-term incentive to our executive officers primarily through stock option grants. The Compensation Committee awards stock options to executive officers based on the number of options and shares currently held by the executive and also on performance factors similar to those used to determine salaries and annual cash incentives. The Compensation Committee has not fixed, or predetermined, the amount of shares to be available for option grants in any year. The Committee has, however, reviewed industry statistics regarding the appropriate size of the option plan in terms of outstanding shares and the appropriate size of grants to executive officers and to employees as a whole. On July 23, 2004, the Board of Directors granted each of Toresa Lou and John Pan options to 500,000 shares of our common stock at an exercise price of $4.88 per share.

Stock options are granted to encourage an executive to seek the same objectives as stockholders, to retain executives through vesting and to lower the overall cash cost of compensation. Options are generally granted with an exercise price equal to the fair market value on the date of grant.

Benefits. We provide medical and retirement savings benefits to executive officers on terms generally available to employees. No executive officer received perquisites in excess of 10% of their salary during 2003.

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 limits our ability to deduct certain compensation in excess of $1 million paid to our chief executive officer and each of our four other most highly compensated executives. In 2003, we did not pay “compensation” within the meaning of Section 162(m) in excess of $1 million to our executive officers, and we do not believe that we will do so in the near future. As a result, we have not established a policy for qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

COMPENSATION COMMITTEE *

Darrell L. Richardson

Owen Lee Barnett

*	The Compensation Committee currently consists of William W. Dolph, Jongil Kim and James D. Smith.

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation table below includes compensation paid to our Chief Executive Officer and Chief Financial Officer for 2002 and 2003. The table also includes the compensation paid to the former Chief Executive Officer for 2003 and 2002.

The salaries set forth below for the current Chief Executive Officer and Chief Financial Officer for 2003 were paid by Global ePoint for a partial year subsequent to the acquisition of McDigit by Global ePoint. Other than as set forth in the table, no other salary, bonus or other compensation was paid to the individuals in 2002 or 2003.

The salaries for the current Chief Executive Officer and Chief Financial Officer for 2003 were an accommodation to us by such executives for the partial-year period following the acquisition of McDigit in August 2003. The salaries for these named executive officers were set at the time of the acquisition of McDigit by Global ePoint in August 2003. As a result, the Compensation Committee did not have a role in setting the compensation of these named executive officers in 2003.

	Annual Compensation					Long Term Compensation Securities Underlying Options (#)
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation
Toresa Lou, CEO	2003 2002		$52,500 —	— —	— —	— —

John Pan, CFO	2003 2002		$52,500 —	— —	— —	— —

Frederick Sandvick, former CEO	2003 2002	$ $	45,000 150,000	— —	— —	180,000 —

Our former Chief Executive Officer continues to work for us as a consultant through an entity owned by Mr. Sandvick at a rate of $180,000 per year. The salary paid to Mr. Sandvick in 2003 was paid to his consulting firm.

Current Executive Compensation

In July 2004, our Board of Directors approved increases in compensation for John Pan, our Chairman, Chief Financial Officer and President, and for Toresa Lou, our Chief Executive Officer, retroactive to January 1, 2004. The Board also granted Mr. Pan and Ms. Lou options to purchase shares of our common stock.

Mr. Pan’s annual salary was increased to $245,000, plus an annual bonus of up to 60% of his annual salary, or approximately $147,000, based on Mr. Pan’s satisfaction of annual performance conditions to be determined by the Compensation Committee. In addition, Mr. Pan was granted an option to purchase 500,000 shares of Global ePoint common stock, at an exercise price equal to $4.88 per share, the fair market value on the date of grant, exercisable for a term of eight years, of which 125,000 option shares are fully vested and immediately exercisable, with the remaining option shares to vest and become exercisable in three increments of 125,000 each on the first three anniversaries of the grant date.

Ms. Lou’s annual salary was increased to $295,000, plus an annual bonus of up to 60% of her annual salary, or approximately $177,000, based on Ms. Lou’s satisfaction of annual performance conditions to be determined by the Compensation Committee. In addition, Ms. Lou was granted an option to purchase 500,000 shares of Global ePoint common stock, at an exercise price equal to $4.88 per share, the fair market value on the date of grant, exercisable for a term of eight years, of which 125,000 option shares are fully vested and immediately exercisable, with the remaining option shares to vest and become exercisable in three increments of 125,000 each on the first three anniversaries of the grant date.

Option Grants and Exercises

The following table summarize option grants during the fiscal year ended December 31, 2003 to each of the executive officers named in the Summary Compensation Table above.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Frederick Sandvick, former CEO	90,000	37%	1.86	7/31/08

Frederick Sandvick, former CEO	90,000	37%	1.51	4/30/08

The following table summarizes the value of in-the-money options held at December 31, 2003 by our Chief Executive Officer and each of the executive officers named in the Summary Compensation Table.

Option Exercises In 2003 and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Frederick Sandvick, former CEO	—	—	180,000	—	$576,900	—

The value of unexercised in-the-money options is based on the difference between the fair market value of the shares of common stock underlying the options at December 31, 2003, and the exercise price of such options. Options are in-the-money if the market price of the shares exceeds the option exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH THE COMPANY

In August 2003, we completed a merger with McDigit, Inc. pursuant to the terms of a Reorganization and Stock Purchase Agreement. As a result of the merger, Global ePoint acquired all of the issued and outstanding equity securities of McDigit in exchange for 5,383,472 shares of our common stock and the issuance of options to purchase 1,511,015 shares of our common stock with varying exercise prices equal to the exercise prices of the equivalent number of options and warrants outstanding on the date of the merger. Consequently, as of the closing of the merger, John Pan (our current Chairman, President and CFO), who was previously the sole stockholder of McDigit, held approximately 50% of our common stock, Auspex LLC, an entity controlled by Toresa Lou (now the CEO and a director of Global ePoint), held approximately 50% of Global ePoint’s outstanding options and warrants, and McDigit became a wholly owned subsidiary of Global ePoint. John Pan may receive additional shares of our common stock based on the performance of the existing businesses in 2004 and 2005, as specified in the reorganization agreement, with the aggregate of such shares not to exceed 80% of the total of the then outstanding common stock (subject to an additional 5% issuance if the pretax income in 2004 or 2005 from the existing businesses exceeds $110 million), including options warrants or similar instruments that may be issued to Mr. Pan pursuant to the reorganization agreement.

Since our August 2003 reorganization, we have transacted a substantial majority of our business with companies that are owned or controlled by Mr. John Pan, our Chairman, President, Chief Financial Officer and largest stockholder (we refer to these companies in this proxy statement as “related parties”). These transactions allow us to leverage sales opportunities and component and sub-system purchasing relationships of these related companies. As a result, we believe that we achieve the benefits of economies of scale associated with shared facilities, administration, and sales, and the benefits associated with the use of the related parties’ network of global contacts, sales opportunities and purchasing power.

We do not have any written agreements with any of the related parties and therefore there are no long-term obligations in place on which we can rely. These related-party transactions are generally based on purchase orders or verbal agreement between Global ePoint and the related parties. The related parties are not obligated to continue working with us in the future. If a material amount of these types of transactions are not effected in the future, our operating results and business would be materially and adversely affected. We cannot make any guarantees that we will be able to leverage the related parties’ relationships and purchasing power for these types of beneficial transactions in the future.

In order to ensure that each transaction with a related party is fair to and in the best interests of the company and its stockholders, during 2003 our Board of Directors appointed a committee, consisting solely of independent members of our Board of Directors, to review and approve all transactions between Global ePoint and any related parties. Based on the independent committee’s review and approval, we believe that we received market rates or better and that all transactions with related parties have been on terms that were fair to the company and our stockholders. On November 2, 2004, our Board of Directors adopted a new Audit Committee Charter and assigned to the Audit Committee the responsibility for reviewing and approving related-party transactions.

Facilities Leasing Arrangement

We share office and warehouse facilities in a building owned by Mr. John Pan, our Chairman, President, Chief Financial Officer and largest stockholder, which facilities are also partially occupied by another company controlled by Mr. Pan. We also use and pay rent to Mr. Pan for the use of our manufacturing and assembly equipment. We recorded occupancy costs and equipment rental expenses to Mr. Pan totaling $109,000 and $96,000 for the fiscal years ended December 31, 2003 and 2002, respectively. For the nine months ended September 30, 2004, facility rental costs totaled approximately $355,000 and rental costs for manufacturing and assembly equipment were approximately $64,000. Occupancy costs paid to Mr. Pan are based on the square footage occupied and a price per square foot verbally agreed upon.

Purchases From Related Parties

We purchased components and finished products from related parties. The related parties can generally purchase components in greater quantity than we can on our own and thereby can pass through to the company the more favorable pricing due to its volume discounts. Of our total purchases from related parties, a majority constitute purchases of various component parts, such as memory, CPUs, hard drives and motherboards, and finished products from Avatar Technology, Inc. and Prophecy Technology, LLC. These related parties have long-term, volume purchasing relationships with certain component suppliers that allow them to sell components to us at terms that are not otherwise available to us in the general market.

Sale Arrangements

We also sell products and contract manufacturing services to the related parties, including Avatar and Prophecy. Avatar provides distribution of computer components around the world, as well as consumer PCs in selected markets. In 2003, Avatar secured a major contract for consumer PCs with a large retail chain in Latin America and, as a result, subcontracted the manufacturing of the consumer PCs to us.

The following schedule provides a summary of transactions with the related parties during the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002 and balances with the related parties as of September 30, 2004 and December 31, 2003 and 2002:

	For the Nine Months Ended September 30, 2004	For the Year Ended December 31,
(Thousands of dollars)		2003	2002

Balances due from related parties were as follows:
(A) (50% owned by CFO/Chairman)	174	—	14
(B) (100% owned by CFO/Chairman)	1,479	3,876	28
(C) (100% owned by CFO/Chairman)	—	—	1
(D) (50.1% owned by CFO/Chairman)	—	—	65
(E) (95% owned by CFO/Chairman)	1,494	—	73

Totals	$3,147	$3,876	$181

Product sales to related parties were as follows:
(A) (50% owned by CFO/Chairman)	94	348	14
(B) (100% owned by CFO/Chairman)	1,479	10,757	65
(C) (100% owned by CFO/Chairman)	9	3	14
(D) (50.1% owned by CFO/Chairman)	—	—	129
(E) (95% owned by CFO/Chairman)	45	691	69

Totals	$1,627	$11,799	$291

Balances due to Related Parties were as follows:
(A) (50% owned by CFO/Chairman)	—	—	—
(B) (100% owned by CFO/Chairman)	356	—	—
(C) (100% owned by CFO/Chairman)	—	3	—
(D) (50.1% owned by CFO/Chairman)	—	—	2
(E) (95% owned by CFO/Chairman)	5,621	5,534	467
(F) (100% owned by CFO/Chairman)	—	—	10

Totals	$5,977	$5,537	$479

Product purchases from Related Parties were as follows:
(A) (50% owned by CFO/Chairman)	—	3	—
(B) (100% owned by CFO/Chairman)	160	7,543	4,415
(C) (100% owned by CFO/Chairman)	1	22	—
(D) (50.1% owned by CFO/Chairman)	—	—	2
(E) (95% owned by CFO/Chairman)	720	5,045	1,234
(F) (100% owned by CFO/Chairman)	—	1	—

Totals	$881	$12,614	$5,651

Other Related Party Transactions

Daryl F. Gates, a director of Global ePoint since November 2004, has served as a consultant to the company since July 2003. From July 2003 through October 2003, we paid Mr. Gates a monthly consulting fee of $5,000. Effective in November 2003, we entered into a one-year consulting agreement with Mr. Gates pursuant to which we paid him a monthly consulting fee of $10,000 and granted him an option to purchase 60,000 shares of our common stock at $6.47 per share. This option is exercisable until the earlier of five years from the grant date or the date that Mr. Gates ceases providing consulting services to us. Effective November 1, 2004, we entered into a new consulting agreement with Mr. Gates pursuant to which we pay him monthly consulting fees of $13,000 and granted him an option to purchase an additional 60,000 shares of our common stock at an exercise price of $2.82 per share. This option vests in twelve equal monthly increments and is exercisable until the earlier of five years from the grant date or the date that Mr. Gates ceases providing consulting services to us. Mr. Gates was formerly Chief of the Los Angeles Police Department and his consulting services relate to the development and marketing of our video surveillance systems for law enforcement and other security applications.

In June 2004, we borrowed $1,000,000 from John Pan, our Chairman, Chief Financial Officer and President. Interest accrues on the unpaid principal balance of this loan at a rate equal to the prime rate at Bank of the West, plus 0.25%. We are required to make interest payments each month until the principal balance is paid in full, which must occur no later than December 15, 2005.

In March 2003, we acquired video, audio, and data transmission intellectual property and related products, from Sequent, a related party majority owned by Mr. Pan. As a result of this acquisition, we recorded $500,000 as the cost of the intellectual property acquired. In addition, we may also be obligated to issue to the seller additional shares subject to the achievement of financial milestones in 2004 and 2005. The amount of that percentage would be based on the percentage of contribution of net income, if any, generated from the operations responsible for commercializing the technology acquired from the acquisition compared to certain consolidated net income of the company generated from overall consolidated operations. The acquisition also provides for non-compete arrangements with management of the Related Party seller as well as other covenants, which are stipulated in the agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16 forms they file. Based solely on a review of copies of the Section 16 forms furnished to us with respect to year ended December 31, 2003, we believe that two reports were filed late. John Pan, who became a director on August 11, 2003, filed his initial statement late; Jongil Kim filed his annual statement late. We believe all other Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with. Based on the reports, no director sold any Global ePoint common stock in 2003.

OTHER BUSINESS

We know of no business that will be presented for consideration at the Annual Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our Board will be voted according to the judgment of the person or persons voting the proxies.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors by sending correspondence, addressed to John Pan, Chairman of the Board, at our corporate headquarters with an instruction to forward the communication to a particular director. The Chairman will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in each household. The company will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Investor Relations, Global ePoint, Inc., 339 S. Cheryl Lane, City of Industry, California 91789; telephone: (909) 869-1688. Any stockholder who wants to receive separate copies of our Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the company at the above address and phone number.

PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by us within a reasonable time before we begin to print and mail the proxy materials and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must also notify us within a reasonable time before we print and mail the proxy materials. If a stockholder fails to give reasonable advance notice, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

ANNUAL REPORT

COPIES OF OUR ANNUAL REPORT ON FORM 10-KSB, WITHOUT EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY AT 339 S. CHERYL LANE CITY OF INDUSTRY, CALIFORNIA 91789.

BY ORDER OF THE BOARD OF DIRECTORS

John Pan

Chairman of the Board of Directors

December 13, 2004

City of Industry, California

APPENDIX A

GLOBAL EPOINT, INC.

CHARTER FOR THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

November 2, 2004

1.	PURPOSE

The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others; reviewing the systems of internal controls that management and the Board have established; appointing, retaining and overseeing the performance of independent accountants; and overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of this Charter. The Committee shall be given full and direct access to the Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities. The Committee’s function is one of oversight only and shall not relieve the Company’s management of its responsibilities for preparing financial statements which accurately and fairly present the Company’s financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than two directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the “SEC”), and the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years. Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Committee shall:

1.	Review annually the Committee Charter for adequacy and recommend any changes to the Board.

2.	Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).

3.	Review the financial, investment and risk management policies followed by the Company in operating its business activities.

4.	Review the Company’s annual audited financial statements, related disclosures, including the MD&A portion of the Company’s filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (a) the quality as well as acceptability of the accounting principles applied in the financial statements, and (b) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

5.	Review any management letters or internal control reports prepared by the independent accountants or the Company’s internal auditors and responses to prior management letters, and review with the independent accountants the Company’s internal financial controls, including the budget, staffing and responsibilities of the Company’s financial and accounting staff.

6.	Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

7.	Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The independent accountants shall report directly to the Committee.

8.	Pre-approve all audit services and permissible non-audit services by the independent accountants, as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish pre-approval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

9.	Review the hiring policies for any employees or former employees of the independent accountants.

10.	Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants any disclosed relationships or services the accountants have with the Company that may affect the accountants’ independence and objectivity. The Committee is responsible for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent accountants.

11.	For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, the proposed earnings press release and formal guidance that the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

12.	Review management’s analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

13.	Following completion of the annual audit, review separately with the independent accountants, appropriate members of the Company’s finance and accounting staff and management any significant difficulties encountered during the course of the audit.

14.	Engage and determine funding for such independent professional advisers and counsel as the Committee determines are appropriate to carry out its functions hereunder. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (1) compensation to the independent accountants for services approved by the Committee, (2) compensation to any outside advisers retained by the Committee, and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

15.	Report to the Board on a regular basis on the major events covered by the Committee and make recommendations to the Board and management concerning these matters.

16.	Perform any other activities consistent with this charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company’s legal and regulatory compliance.

17.	Approve all related party transactions, as defined by applicable Nasdaq Rules, to which the Company is a party.

18.	Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	COMMITTEE MEETINGS

The Committee will meet on a regular basis at least 4 times each year, and will hold special meetings as circumstances require. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Committee at the same time as the annual Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management and appropriate members the Company’s finance and accounting staff, including a meeting to conduct the reviews required under Section 3.13 above. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with the Company’s Bylaws and applicable sections of the General Corporation Law of Nevada (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.

APPENDIX B

GLOBAL EPOINT, INC.

CHARTER FOR THE

GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

November 2, 2004

1.	PURPOSE

The Governance and Nominating Committee (the “Committee”) shall oversee, review, and make periodic recommendations concerning the Company’s corporate governance policies, and shall recommend candidates for election to the Company’s Board of Directors (the “Board”).

2.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of not less than three directors each of whom shall be an “independent director” as required by the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”). Each Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

3.	RESPONSIBILITIES AND DUTIES

In carrying out the purpose set forth in Section 1 above, the Committee shall:

1.	Identify and review candidates for the Board and recommend to the full Board candidates for election to the Board.

2.	Review from time to time the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, business, financial reporting and other areas that are expected to contribute to an effective Board.

3.	Periodically review the Company’s corporate governance policies, including compliance with the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq, and recommend to the Board modifications to the policies as appropriate.

4.	Have full access to the Company’s executives as necessary to carry out this responsibility.

5.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

6.	Review the Committee Charter from time to time for adequacy and recommend any changes to the Board.

7.	Report to the Board on the major items covered at each Committee meeting.

4.	COMMITTEE MEETINGS

The Committee will meet periodically as necessary to act upon any matter within its jurisdiction. At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of the General Corporation Law of Nevada (including without limitation notice, quorum and votes/actions of the committee). Minutes shall be kept of each meeting of the Committee.

B-1

APPENDIX C

GLOBAL EPOINT, INC.

2004 STOCK INCENTIVE PLAN

1.	Purpose of Plan.

The purpose of the Global ePoint, Inc. 2004 Stock Incentive Plan (the “Plan”) is to advance the interests of Global ePoint, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1. “Board” means the Company’s Board of Directors.

2.2. “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3. “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary, or (v) with respect to a particular Participant, any other act or omission that constitutes “cause” as may be defined in any employment, consulting or similar agreement between such Participant and the Company or any Subsidiary.

2.4. “Change in Control” means an event described in Section 11.1 of the Plan.

2.5. “Code” means the Internal Revenue Code of 1986, as amended.

2.6. “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7. “Common Stock” means the common stock of the Company, par value $0.03 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8. “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.9. “Effective Date” means July 24, 2004, but no Incentive Award shall be exercised (or, in the case of a Performance Stock Award, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

2.10. “Eligible Recipients” means all employees, officers and directors of the Company or any Subsidiary, and any consultants and advisors who provide to the Company or any Subsidiary bona fide services otherwise than in connection with the offer or sale of securities in any capital raising transaction or the promotion or maintenance, directly or indirectly of a market for the Company’s securities.

2.11. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12. “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the mean between the reported high and low sale prices of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges, or reported on any national securities exchange or on the Nasdaq National Market on such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq National Market, the closing bid price as of such date at the end of the regular trading session, as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, the National Quotation Bureaus, Inc., or other comparable service; or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.13. “Incentive Award” means an Option, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

2.14. “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15. “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.16. “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.17. “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.18. “Performance Criteria” means the performance criteria that may be used by the Committee in granting Performance Stock Awards contingent upon achievement of such performance goals as the Committee may determine in its sole discretion. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, or the individual performance of the Eligible Recipient, either absolute or by relative comparison to other companies, other Eligible Recipients or any other external measure of the selected criteria.

2.19. “Performance Stock Awards” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan and which may be subject to the future achievement of Performance Criteria or be free of any performance or vesting conditions.

2.20. “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.21. “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.22. “Retirement” means normal or approved early termination of employment or service pursuant to and in accordance with the regular retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.23. “Securities Act” means the Securities Act of 1933, as amended.

2.24. “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

3.	Plan Administration.

3.1. The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2. Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b) Subject to Section 3.2(d), below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d) Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options having a lower exercise price; (B) Restricted Stock Awards; or (C) Performance Stock Awards in exchange; or (iii) repurchasing the underwater Options and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d) and Section 11.4, an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

4.	Shares Available for Issuance.

4.1. Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 2,000,000. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2. Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that shares subject to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. To the extent that the exercise price of any Option and/or associated tax withholding obligations are paid by tender or attestation as to ownership of Previously Acquired Shares, or to the extent that such tax withholding obligations are satisfied by withholding of shares otherwise issuable upon exercise of the Option, only the number of shares of Common Stock issued net of the number of shares tendered, attested to or withheld will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

4.3. Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards and the exercise price of outstanding Options.

5.	Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.	Options.

6.1. Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2. Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to any Incentive Stock Option (110% of the Fair Market Value with respect to an Incentive Stock Option if, at the time such Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3. Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period); provided, however, that no Option may be exercisable after 10 years from its date of grant (five years from its date of grant in the case of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4. Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, or by a combination of such methods. For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date.

6.5. Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in City of Industry, California and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.	Restricted Stock Awards.

7.1. Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria and/or (ii) that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

7.2. Rights as a Stockholder; Transferability. Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3. Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

7.4. Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

8.	Performance Stock Awards.

8.1. An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and the issuance of shares of Common Stock pursuant to such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.

8.2. Restrictions on Transfers. The right to receive shares of Performance Stock Awards on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

9.	Effect of Termination of Employment or Other Service.

9.1. Termination Due to Death or Disability. In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a) All outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of six (6) months after such termination (but in no event after the expiration date of any such Option); and

(b) All Restricted Stock Awards then held by the Participant will become fully vested; and

(c) Any conditions with respect to the issuance of shares of Common Stock pursuant to Performance Stock Awards will lapse.

9.2. Termination Due to Retirement. Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three (3) months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such Retirement will be forfeited and terminate; and

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.3. Termination for Reasons Other than Death, Disability or Retirement. Subject to Section 9.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

(a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such termination will be forfeited and terminate; and

(b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

(c) All outstanding Performance Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited.

9.4. Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 9, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards and Performance Stock Awards then held by such Participant to vest and/or continue to vest or become free of restrictions and conditions to issuance, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee.

9.5. Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option or the vesting of any Restricted Stock Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

9.6. Determination of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or service, as determined by the Committee in its sole discretion based upon such records.

10.	Payment of Withholding Taxes.

10.1. General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

10.2. Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

11.	Change in Control.

11.1. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Successor;

(b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any Successor (as defined in Section 11.2 below), other than a Bona Fide Underwriter (as defined in Section 11.2 below), becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 11.2 below), or (ii) more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

(e) the Continuity Directors cease for any reason to constitute at least 50% or more of the Board.

11.2. Change in Control Definitions. For purposes of this Section 11:

(a) “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

(b) “Bona Fide Underwriter” means an entity engaged in business as an underwriter of securities that acquires securities of the Company through such entity’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c) “Successor” means any individual, corporation, partnership, group, association or other person,” as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any “affiliate” (as defined below) or any benefit plan(s) sponsored by the Company or any affiliate that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company’s business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company’s outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise. For this purpose, an “affiliate” is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company or (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body.

11.3. Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) any conditions to the issuance of shares of Common Stock pursuant to Performance Stock Awards that have been outstanding for at least six months will lapse.

11.4. Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that:

(a) some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options; and

(b) any Options which, as of the effective date of any such Change in Control, are “underwater” (as defined in Section 3.2(d)) shall terminate as of the effective date of any such Change in Control.

(c) some or all Participants holding Performance Stock Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Stock Awards that remain subject to issuance based upon the future achievement of Performance Criteria as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.

11.5. Limitation on Change in Control Payments. Notwithstanding anything in Section 11.3 or 11.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 11.3 or the payment of cash in exchange for all or part of an Option as provided in Section 11.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 11.3 or 11.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, or provides that the Participant will have the discretion to determine which payments will be reduced in order to avoid an excess parachute payment, then the limitations of this Section 11.4 will, to that extent, not apply.

12.	Rights of Eligible Recipients and Participants; Transferability.

12.1. Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

12.2. Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

12.3. Restrictions on Transfer.

(a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting (in the case of Restricted Stock Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b) A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

12.4. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.	Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.	Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body; or (ii) such amendment seeks to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 11 of the Plan.

15.	Effective Date and Duration of the Plan.

The Plan is effective as of the Effective Date. The Plan will terminate at midnight on July 24, 2014, and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, according to their terms.

16.	Miscellaneous.

16.1. Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Nevada notwithstanding the conflicts of laws principles of any jurisdictions.

16.2. Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

APPENDIX D

GLOBAL EPOINT, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose.

The purpose of this 2004 Employee Stock Purchase Plan (the “Plan”) is to advance the interests of Global ePoint, Inc. (“the Company”) and its stockholders by providing eligible employees of the Company and its Participating Subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of Common Stock of the Company on favorable terms through payroll deductions. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.	Definitions.

2.1. “Board” means the Board of Directors of the Company.

2.2. “Change in Control” means an event described in Section 10.1 of the Plan.

2.3. “Code” means the Internal Revenue Code of 1986, as amended.

2.4. “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.5. “Common Stock” means the common stock, par value $.03 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

2.6. “Compensation” means all gross cash compensation (including wage, salary, incentive, bonus, commission and overtime earnings) paid by the Company or any Participating Subsidiary to a Participant, including amounts that would have constituted compensation but for a Participant’s election to defer or reduce compensation pursuant to any deferred compensation, cafeteria, capital accumulation or any other similar plan of the Company; provided, however, that the Committee, in its sole discretion, may expand or limit the amounts that will be deemed compensation for purposes of the Plan in such manner as it deems appropriate.

2.7. “Designated Broker” has the meaning set forth in Section 5.1 of this Plan.

2.8. “Eligible Employee” means any employee of the Company or a Participating Subsidiary (other than an employee whose customary employment with the Company or a Participating Subsidiary is for 20 hours or less per week or five months or less per calendar year) who, with respect to any Offering Period, has been continuously employed by the Company or a Participating Subsidiary for at least six months prior to the Offering Commencement Date for such Offering Period. With respect to a Subsidiary that has been acquired by the Company and designated as a Participating Subsidiary or a Subsidiary that is otherwise subsequently designated by the Committee as a Participating Subsidiary, the period of employment of employees of such Participating Subsidiary occurring prior to the time of such acquisition or designation will be included for purposes of determining whether an employee has been employed for the requisite period of time under the Plan.

2.9. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10. “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock at the end of the regular trading session if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price at the end of the regular trading session as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.11. “Offering Commencement Date” means the first day of an Offering Period.

2.12. “Offering Period” means any of the offerings to Participants of Options under the Plan, each continuing for a period of three months, as described in Section 6 of the Plan, except as otherwise set forth in Section 6.2 of the Plan.

2.13. “Offering Termination Date” means the last day of an Offering Period.

2.14. “Option” means a right to purchase shares of Common Stock granted to a Participant in connection with an Offering Period pursuant to Section 8 of the Plan.

2.15. “Participant” means an Eligible Employee who elects to participate in the Plan pursuant to Section 5 of the Plan.

2.16. “Participating Subsidiary” means a Subsidiary that has been designated by the Committee from time to time, in its sole discretion, as a corporation whose Eligible Employees may participate in the Plan.

2.17. “Purchase Price” means, with respect to any Offering Period, the lower of (a) 85% of the Fair Market Value of one share of Common Stock on the Offering Commencement Date, or (b) 85% of the Fair Market Value of one share of Common Stock on the Offering Termination Date.

2.18. “Securities Act” means the Securities Act of 1933, as amended.

2.19. “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.20. “Termination of Employment” means a Participant’s complete termination of employment with the Company and all Participating Subsidiaries for any reason, including death, disability or retirement. In the event that a Participant is in the employ of a Participating Subsidiary and the Participating Subsidiary ceases to be a Participating Subsidiary of the Company for any reason, such event will be deemed a termination of employment unless the Participant continues in the employ of the Company or another Participating Subsidiary.

3.	Administration.

The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Participants who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

4.	Shares Available for Issuance; Adjustments for Certain Events.

4.1. Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 250,000 shares of Common Stock, which may either be authorized but unissued shares or shares held by the Company in its treasury. If the total number of shares of Common Stock that would otherwise be issuable upon the exercise of Options granted pursuant to Section 8 of the Plan on any Offering Termination Date exceeds the number of shares then available for issuance under the Plan, the Committee will make a pro rata allocation of the shares of Common Stock remaining available for issuance under the Plan in as uniform and equitable a manner as it deems appropriate.

4.2. Accounting for Options. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that is terminated unexercised will automatically again become available for issuance under the Plan.

4.3. Adjustments to Shares and Options. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding Options.

5.	Participation.

5.1. Participation. Participation in the Plan is voluntary and is not a condition of employment. Eligible Employees may elect to participate in the Plan, beginning with the first Offering Period to commence after such person becomes an Eligible Employee, by properly completing a participation agreement authorizing payroll deductions on the form of participation agreement provided by the Company and filing the participation agreement with the Company’s Human Resources Department or the stock brokerage or other financial services firm designated by the Company (“Designated Broker”) not later than the 10th business day immediately preceding the Offering Commencement Date of the first Offering Period in which the Participant wishes to participate. An Eligible Employee who elects to participate with respect to an Offering Period will be deemed to have elected to participate in each subsequent Offering Period, unless such Participant properly completes and files a notice of withdrawal form in the manner described in Section 9.1 of the Plan.

5.2. Limitation on Participation. Notwithstanding Section 8.1 or any other provisions of the Plan to the contrary, an Eligible Employee will not be granted an Option under the Plan:

(a) if, immediately after the grant of such Option, such Eligible Employee (or any other person whose stock ownership would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own stock or options possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its “parent” or “subsidiary” corporations (within the meaning of Section 424 of the Code); or

(b) if such Option would permit such Eligible Employee to purchase Common Stock under the Plan and any other “employee stock purchase plans” (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate that exceeds $25,000 of the Fair Market Value of such shares of Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time.

6.	Offering Periods.

6.1. Generally. Options to purchase shares of Common Stock will be offered to Participants under the Plan through a continuous series of Offering Periods, each continuing for three months, commencing on January 1, April 1, July 1 and October of each year and terminating on March 31, June 30, September 30 and December 31 of each year, as the case may be, except as otherwise provided in Sections 6.2 and 6.3 of the Plan. The first Offering Period will commence on January 1, 2005 or such later date as may be determined by the Committee.

6.2. Discretion to Change Offering Periods. Notwithstanding the foregoing, and without limiting the authority of the Committee under Section 3, 4.3 and 14 of the Plan, the Committee, in its sole discretion, may (a) accelerate the Offering Termination Date of the then current Offering Period and provide for the exercise of Options thereunder by Participants in accordance with Section 8.2 of the Plan, or (b) accelerate the Offering Termination Date of the then current Offering Period and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Offering Termination Date and that all Options for such Offering Period will automatically be canceled and will no longer be exercisable, if such change is announced at least five (5) days prior to the newly scheduled Offering Termination Date. In addition, the Board of Directors of the Company will have the power to change the duration and/or frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

7.	Payroll Deductions.

7.1. Payroll Deduction Plan. This Plan will be operated as a payroll deduction plan. By completing and filing a participation agreement, a Participant will elect to have payroll deductions made from such Participant’s total Compensation (in whole percentages from a minimum of 1% to a maximum of 10%, or such other minimum or maximum percentages as the Committee may from time to time establish, but not to exceed 10%) on each payday during the time he or she is a Participant in the Plan in such amount as such Participant designates on the participation agreement.

7.2. Commencement of Payroll Deductions. All payroll deductions will commence on the first payroll paid following the Offering Commencement Date of the first Offering Period in which the Participant wishes to participate and will continue until terminated by the Participant as provided in Section 9.1 of this Plan.

7.3. Participants’ Accounts. All payroll deductions authorized by a Participant will be credited as of each payday to an account established under the Plan for the Participant. Such account will be solely for bookkeeping purposes, no separate fund, trust or other segregation of such amounts will be established or made and the amounts represented by such account will be held as part of the Company’s general assets, usable for any corporate purpose. A Participant may not make any separate cash payment or contribution to such Participant’s account. No interest will accrue on amounts held in such accounts under the Plan.

7.4. Ability to Increase or Decrease Payroll Deductions. A Participant may increase or decrease the amount of his or her payroll deductions under the Plan (subject to such limitations on the frequency of such changes as may be imposed by rules adopted by the Committee from time to time) by properly completing an amended participation agreement and filing it with the Company’s Human Resources Department or Designated Broker not less than 15 days prior to the commencement of the pay period for which such change in payroll deductions is to be effective or, with respect to commissions, bonuses or other Compensation that is indeterminate and subject to performance goals or criteria, not less than 10 days prior to the date that such performance related Compensation is paid. A Participant may withdraw from participation in the Plan at any time as provided in Section 9.1 of the Plan.

7.5. Limitations on Payroll Deductions. Notwithstanding the foregoing, a Participant’s payroll deductions may be decreased by the Company to zero percent (0%) at any time during any Offering Period scheduled to end during the then current calendar year as a result of the limitations set forth in Section 5.2(b) of the Plan or in order to avoid unnecessary payroll contributions as a result of application of the maximum share limit set forth in Section 5.2(c) of the Plan. Payroll deductions will re-commence at the rate provided in such Participant’s participation agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9.1 of the Plan.

8.	Options.

8.1. Grant of Options. With respect to any Offering Period, each Participant participating in such Offering Period will be granted, by operation of the Plan on the Offering Commencement Date for such Offering Period, subject to the limitations contained in Section 5.2 of the Plan, an Option to purchase (at the Purchase Price) as many full shares of Common Stock as such Participant will be able to purchase with the accumulated payroll deductions credited to such Participant’s account during such Offering Period plus the balance (if any) carried forward from the Participant’s payroll deduction account from the preceding Offering Period.

8.2. Exercise of Options.

(a) Unless a Participant withdraws from the Plan as provided in Section 9.1 of the Plan, the Participant’s Option for the purchase of shares of Common Stock granted with respect to an Offering Period will be exercised automatically at the Offering Termination Date of such Offering Period for the purchase of the number of full shares of Common Stock that the accumulated payroll deductions in such Participant’s account as of such Offering Termination Date will purchase at the applicable Purchase Price.

(b) A Participant may only purchase one or more full shares in connection with the automatic exercise of an Option granted for any Offering Period. The portion of any balance remaining in a Participant’s payroll deduction account at the close of business on the Offering Termination Date of any Offering Period that is less than the purchase price of one full share of Common Stock will be carried forward into the Participant’s payroll deduction account for the following Offering Period. In no event, however, will the balance carried forward be equal to or greater than the purchase price of one full share of Common Stock on the Offering Termination Date of an Offering Period.

(c) No Participant (or any person claiming through such Participant) will have any interest in any Common Stock subject to an Option under the Plan until such Option has been exercised, at which point such interest will be limited to the interest of a purchaser of the Common Stock purchased upon such exercise pending the delivery of such Common Stock.

(d) As promptly as practicable after the Offering Termination Date of each Offering Period, the Company will issue the shares of Common Stock purchased upon exercise of such Participant’s Option granted for such Offering Period, registered in the name of the Participant or, if the Participant so directs on his or her participation agreement, in the names of the Participant and his or her spouse. The Committee may determine, in its sole discretion, the manner of delivery of shares of Common Stock purchased under the Plan, which may be by electronic account entry into new or existing brokerage or other accounts, delivery of physical stock certificates or such other means as the Committee deems appropriate.

(e) At the time the Option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of the Common Stock by the Participant.

9.	Withdrawal From Plan.

9.1. Voluntary Withdrawal. A Participant may, at any time on or before 5:00 p.m., California time, on the 15th day of the last month of an Offering Period, terminate his or her participation in the Plan and withdraw all, but not less than all, of the payroll deductions credited to such Participant’s account under the Plan by giving written notice to the Company’s Human Resources Department or the Designated Broker, as directed by the Company. Such notice must state that the Participant wishes to terminate his or her participation in the Plan and request the withdrawal of all of the Participant’s payroll deductions held under the Plan. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant as soon as practicable after receipt of the notice of withdrawal, such Participant’s Option for such Offering Period will automatically be canceled and will no longer be exercisable, and no further payroll deductions for the purchase of shares of Common Stock under the Plan will be made.

9.2. Termination of Employment.

(a) Upon the Termination of Employment of a Participant at any time, the payroll deductions credited to such Participant’s account will be paid to such Participant as soon as practicable after the effective date of such Termination of Employment (or, in the case of death, to the person or persons entitled thereto under Sections 11 and 12.3 of the Plan), such Participant’s Option for the then current Offering Period will automatically be canceled and will no longer be exercisable, and no further payroll deductions for the purchase of shares of Common Stock under the Plan will be made.

(b) Unless the Committee otherwise determines in its sole discretion, a Participant’s employment will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Participating Subsidiary for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

9.3. Effect of Withdrawal. A Participant’s withdrawal pursuant to Section 9.1 of the Plan will not have any effect upon such Participant’s eligibility to participate in a subsequent Offering Period (so long as such Participant completes and files a new participation agreement pursuant to Section 5 of the Plan) or in any similar plan that may hereafter be adopted by the Company.

10.	Change in Control.

10.1. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs has occurred:

(a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any Successor;

(b) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c) any Successor (as defined in Section 11.2 below), other than a Bona Fide Underwriter (as defined in Section 11.2 below), becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 11.2 below), or (ii) more than 50% of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but not more than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors); or

(e) the Continuity Directors cease for any reason to constitute at least 50% or more of the Board.

10.2. Change in Control Definitions. For purposes of this Section 11:

(a) “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

(b) “Bona Fide Underwriter” means an entity engaged in business as an underwriter of securities that acquires securities of the Company through such entity’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(c) “Successor” means any individual, corporation, partnership, group, association or other person,” as such term is used in Section 13(d) or Section 14(d) of the Exchange Act, other than the Company, any “affiliate” (as defined below) or any benefit plan(s) sponsored by the Company or any affiliate that succeeds to, or has the practical ability to control (either immediately or solely with the passage of time), the Company’s business directly, by merger, consolidation or other form of business combination, or indirectly, by purchase of the Company’s outstanding securities ordinarily having the right to vote at the election of directors or all or substantially all of its assets or otherwise. For this purpose, an “affiliate” is (i) any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned directly or indirectly by the Company or (ii) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity’s governing body.

10.3. Adjustment of Offering Period. Without limiting the authority of the Committee under Sections 3, 4.3 and 14 of the Plan, if a Change in Control of the Company occurs, the Committee, in its sole discretion, may (a) accelerate the Offering Termination Date of the then current Offering Period and provide for the exercise of Options thereunder by Participants in accordance with Section 8.3 of the Plan, or (b) accelerate the Offering Termination Date of the then current Offering Period and provide that all payroll deductions credited to the accounts of Participants will be paid to Participants as soon as practicable after such Offering Termination Date and that all Options for such Offering Period will automatically be canceled and will no longer be exercisable.

11.	Designation of Beneficiary.

A Participant may file with the Company’s Human Resources Department a written designation of a beneficiary who is to receive shares of Common Stock and cash, if any, under the Plan in the event of such Participant’s death prior to delivery of such shares or cash to such Participant. Such designation of beneficiary may be changed by the Participant at any time by written notice the Company’s Human Resources Department. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant’s death, (a) the Company will deliver such shares of Common Stock and cash to the executor or administrator of the estate of the Participant, or (b) if to the Company’s knowledge no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares of Common Stock and cash to the spouse or to any one or more dependents or relatives of the Participant or, if no spouse, dependent or relative is known to the Company, to such other person as the Company may designate.

12.	Rights of Eligible Employees and Participants; Transferability.

12.1. No Right to Employment. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Participating Subsidiary to terminate the employment of any Eligible Employee or Participant at any time, nor confer upon any Eligible Employee or Participant any right to continue in the employ of the Company or any Participating Subsidiary.

12.2. Rights as a Stockholder. As a holder of an Option under the Plan, a Participant will have no rights as a stockholder unless and until such Option is exercised and the Participant becomes the holder of record of shares of Common Stock. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its sole discretion.

12.3. Restrictions on Transfer. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 11 of the Plan) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 9.1 of the Plan. During his or her lifetime, a Participant’s Option to purchase shares of Common Stock under the Plan is exercisable only by such Participant.

13.	Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.	Amendment or Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 423 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. Upon termination of the Plan, the Committee, in its sole discretion, may take any of the actions described in Section 10.3 of the Plan.

15.	Effective Date of Plan.

Subject to shareholder approval, the Plan will be effective as of January 1, 2005. The Plan will terminate at midnight on December 31, 2014 and may be terminated prior to such time by Board action, and no Option will be granted after such termination.

16.	Miscellaneous.

16.1. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Nevada, notwithstanding the conflicts of laws principles of any jurisdictions.

16.2. Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

Global ePoint, Inc.

339 S. Cheryl Lane, City of Industry, California 91789	PROXY

COMMON STOCK PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 28, 2004

The undersigned hereby appoints LAWRENCE S. LEONG and TORESA LOU, and each of them, with full powers of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock of Global ePoint, Inc., registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the 339 South Cheryl Lane, City of Industry, California 91789 at 10:00 a.m., (Local Time) on December 28, 2004, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage paid envelope provided.

ò  Please Detach Here ò

The Board of Directors Recommends That You Vote FOR Each of the Proposals Below.

Proposal 1:	ELECTION OF DIRECTORS		☐ FOR all nominees (except as indicated)	☐ WITHHOLD AUTHORITY to vote for all nominees

	Nominees:	OWEN LEE BARNETT RICHARD J. BARTOL DR. WILLIAM W. DOLPH DARYL F. GATES	JONGIL KIM LAWRENCE S. LEONG TORESA LOU JOHN PAN	DARRELL L. RICHARDSON JAMES D. SMITH JOHN YUAN

(To withhold authority to vote for any individual nominee strike out that nominee’s name)

Proposal 2:	ADOPTION OF 2004 STOCK INCENTIVE PLAN	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3:	ADOPTION OF 2004 EMPLOYEE STOCK PURCHASE PLAN	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4:	RATIFICATION OF INDEPENDENT AUDITORS	☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 and FOR PROPOSALS 2, 3 AND 4.

Address Change? Mark Box ☐ Indicate Changes Below:	Dated: , 2004

Signature(s) in Box (if there are co-owners, both must sign)

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, office position or representative capacity. For stock held in joint tenancy, each joint owner should sign.